Exhibit 21.1

Grace Therapeutics, Inc.
LIST OF SUBSIDIARY

Name	Jurisdiction of Incorporation	Percent Owned
Grace Therapeutics U.S., Inc. (formerly Acasti Pharma U.S., Inc.)	Delaware, United States	100%